Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
SECOND QUARTER RESULTS
•Net income available to RGA shareholders of $2.92 per diluted share
•Adjusted operating income* of $5.78 per diluted share
•Premium growth of 4.3% over the prior-year quarter
•ROE 2.5% and adjusted operating ROE* 3.3% for the trailing twelve months
•Deployed capital of $121 million into transactions
•Increased quarterly dividend 9.6% to $0.80 per share
•Global estimated COVID-19 impacts1 of approximately $11 million on a pre-tax basis, or $0.12 per diluted share2

ST. LOUIS, August 4, 2022 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported second quarter net income available to RGA shareholders of $198 million, or $2.92 per diluted share, compared with net income available to RGA shareholders of $344 million, or $5.02 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $391 million, or $5.78 per diluted share, compared with adjusted operating income of $274 million, or $4.00 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.08 per diluted share on net income available to RGA and an adverse effect of $0.16 per diluted share on adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2022	2021	2022	2021
Net premiums	$3,230	$3,098	$6,385	$6,012
Net income available to RGA shareholders	198	344	135	483
Net income available to RGA shareholders per diluted share	2.92	5.02	2.00	7.06
Adjusted operating income*	391	274	423	190
Adjusted operating income per diluted share*	5.78	4.00	6.25	2.78
Book value per share	87.14	197.72
Book value per share, excluding accumulated other comprehensive income (AOCI)*	140.26	138.29
Total assets	84,609	88,944

*	See ‘Use of Non-GAAP Financial Measures’ below
1 COVID-19 impact estimates include mortality and morbidity claims of approximately $11 million with no offsetting impact from longevity in the quarter.
2 Tax effected at 24%.

In the second quarter, consolidated net premiums totaled $3.2 billion, an increase of 4.3% over last year’s second quarter, with an adverse net foreign currency effect of $119 million. Compared with the year-ago period, excluding spread-based businesses and the value of associated derivatives, second quarter investment income increased 3.7%, reflecting a higher average asset balance. Average investment yield was flat at 4.63% in the second quarter compared with 4.64% in the prior year.
- more -

Add One

The effective tax rate for the quarter was 22.1% on pre-tax income.

The adjusted operating effective tax rate for the quarter was 22.5%, compared with the expected range of 23% to 24%.

Anna Manning, President and Chief Executive Officer, commented, “This was a record level of earnings for us, and importantly it included strong contributions from many of our business segments. In addition, growth in organic new business was good and we had another active quarter for capital deployment into in-force and other transactions. COVID-19 claim costs came down substantially this quarter, and our underlying non-COVID-19 mortality was favorable in many markets.

“On the capital front, we deployed $121 million into in-force and other transactions, and increased our quarterly dividend 9.6% to $0.80 per share. Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.0 billion. This quarter continues to demonstrate that our global platform can perform well in a range of economic environments.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$1,631	$1,578	$3,172	$2,997
Pre-tax income (loss)	209	135	43	(203)
Pre-tax adjusted operating income (loss)	190	134	9	(210)

•Quarterly results reflected favorable individual mortality experience.
•Non-COVID-19 individual mortality experience was favorable, both large and non-large claims.
•COVID-19 claim costs were a net positive of $9 million, including IBNR adjustments.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Asset-Intensive:
Pre-tax income (loss)	$(11)	$163	$9	$223
Pre-tax adjusted operating income	66	126	141	175
Capital Solutions:
Pre-tax income	72	23	96	46
Pre-tax adjusted operating income	72	23	96	46

•Asset-Intensive results for the quarter reflected favorable overall experience.
•Capital Solutions results for the quarter were above expectations, due to a treaty recapture fee.
- more -

Add Two

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$314	$301	$618	$581
Pre-tax income	16	32	22	56
Pre-tax adjusted operating income	24	34	29	57

•Foreign currency exchange rates had an adverse effect of $13 million on net premiums for the quarter.
•Quarterly results reflected unfavorable individual life mortality experience driven by large claims and COVID-19 claim costs of $4 million.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income for the quarter.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Pre-tax income	$4	$4	$17	$10
Pre-tax adjusted operating income	4	4	17	10

•Quarterly results were in-line with expectations.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income for the quarter.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$427	$433	$878	$871
Pre-tax income (loss)	2	(12)	(4)	(80)
Pre-tax adjusted operating income (loss)	2	(12)	(4)	(80)

•Foreign currency exchange rates had an adverse effect of $46 million on net premiums for the quarter.
•Quarterly results reflected unfavorable U.K. mortality experience and $5 million of COVID-19 claim costs, partially offset by favorable results in other markets.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income for the quarter.
- more -

Add Three

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Pre-tax income	$33	$83	$118	$143
Pre-tax adjusted operating income	66	83	145	125

•Quarterly results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $4 million on pre-tax income and $7 million on pre-tax adjusted operating income for the quarter.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$640	$616	$1,290	$1,225
Pre-tax income (loss)	58	(12)	109	29
Pre-tax adjusted operating income (loss)	58	(12)	109	29

•Foreign currency exchange rates had an adverse effect of $38 million on net premiums for the quarter.
•Quarterly results reflected favorable underwriting experience, absorbing $7 million of COVID-19 claim costs.
•Australia reported a small loss for the quarter, driven by COVID-19 claim costs.
•Foreign currency exchange rates had an adverse effect of $5 million on pre-tax income and $4 million on pre-tax adjusted operating income for the quarter.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Net premiums	$60	$48	$103	$101
Pre-tax income (loss)	(66)	31	(122)	59
Pre-tax adjusted operating income	28	20	49	39

•Quarterly results reflected business growth and favorable investment yields, partially offset by $4 million of COVID-19 claim costs.
•Foreign currency exchange rates had a favorable effect of $16 million on pre-tax loss and an adverse effect of $1 million on pre-tax adjusted operating income for the quarter.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2022	2021	2022	2021
Pre-tax income (loss)	$(63)	$35	$(94)	$385
Pre-tax adjusted operating income (loss)	(5)	(39)	(27)	55
- more -

Add Four

•Second quarter pre-tax adjusted operating loss was favorable as compared to the quarterly average run rate, primarily due to higher net investment income, including limited partnership income.

Long Duration Targeted Improvements

In the first quarter of 2023, the Company will adopt Accounting Standards Update 2018-12, Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“LDTI”). The Company estimates the adoption of LDTI will decrease:
•retained earnings by $500 million to $800 million, net of tax, as of December 31, 2021;
•retained earnings by $1.0 billion to $1.3 billion, net of tax, as of the transition date of January 1, 2021;
•accumulated other comprehensive income by $3.2 billion to $5.2 billion, net of tax, as of December 31, 2021; and
•accumulated other comprehensive income by $5.1 billion to $7.1 billion, net of tax, as of the transition date of January 1, 2021.

The LDTI adoption impacts, including the 24% tax rate assumed in the above figures, are estimates and subject to change due to ongoing review and refinement of actuarial assumptions and projection models, additional review of tax impacts across various tax jurisdictions and additional implementation guidance. Additionally, the ultimate impact on retained earnings and accumulated other comprehensive income upon adoption of LDTI on January 1, 2023, may differ materially from the above figures based on the performance of the Company’s business during 2022 and macroeconomic conditions, including changes in interest rates. Please see the Company’s quarterly earnings presentation furnished as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 4, 2022, for additional details.

Dividend Declaration

Effective August 2, 2022, the board of directors declared a regular quarterly dividend of $0.80, payable August 30, 2022, to shareholders of record as of August 16, 2022.

Earnings Conference Call

A conference call to discuss second quarter results will begin at 10 a.m. Eastern Time on Friday, August 5. Interested parties may access the call by dialing 888-204-4368 (domestic) or 323-994-2093 (international). The access code is 9502707. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under
- more -

Add Five

RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and is guided by a fundamental purpose: to make financial protection accessible to all. RGA is widely recognized for superior risk management and underwriting expertise, innovative product design, and dedicated client focus. RGA serves clients and partners in key markets around the world and has approximately $3.4 trillion of life reinsurance in force and assets of $84.6 billion as of June 30, 2022. To learn more about RGA and its businesses, visit www.rgare.com. Follow RGA on LinkedIn, Twitter, and Facebook.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-
- more -

Add Six
looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration
- more -

Add Seven
Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

Add Eight
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2022		2021
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$198	$2.92	$344	$5.02
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	151	2.25	(82)	(1.19)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	7	0.10	(1)	(0.01)
Embedded derivatives:
Included in investment related gains/losses, net	54	0.80	1	0.01
Included in interest credited	(22)	(0.33)	(2)	(0.03)
DAC offset, net	6	0.09	(1)	(0.01)
Investment (income) loss on unit-linked variable annuities	6	0.09	(2)	(0.03)
Interest credited on unit-linked variable annuities	(6)	(0.09)	2	0.03
Interest expense on uncertain tax positions	—	—	3	0.04
Non-investment derivatives and other	(7)	(0.10)	(12)	(0.18)
Uncertain tax positions and other tax related items	3	0.04	24	0.35
Net income attributable to noncontrolling interest	1	0.01	—	—
Adjusted operating income	$391	$5.78	$274	$4.00

(Unaudited)	Six Months Ended June 30,
	2022		2021
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$135	$2.00	$483	$7.06
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	245	3.62	(261)	(3.82)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	13	0.19	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	69	1.02	(53)	(0.77)
Included in interest credited	(35)	(0.52)	(26)	(0.38)
DAC offset, net	(2)	(0.03)	8	0.12
Investment (income) loss on unit-linked variable annuities	13	0.19	(1)	(0.01)
Interest credited on unit-linked variable annuities	(13)	(0.19)	1	0.01
Interest expense on uncertain tax positions	—	—	5	0.07
Non-investment derivatives and other	(7)	(0.10)	(3)	(0.04)
Uncertain tax positions and other tax related items	4	0.06	39	0.57
Net income attributable to noncontrolling interest	1	0.01	—	—
Adjusted operating income	$423	$6.25	$190	$2.78
- more -

Add Nine
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$254	$55	22.1%	$194	$58	30.1%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	203	52		322	77
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	9	2		17	4
Embedded derivatives:
Included in investment related gains/losses, net	68	14		87	18
Included in interest credited	(27)	(5)		(44)	(9)
DAC offset, net	7	1		(3)	(1)
Investment (income) loss on unit-linked variable annuities	8	2		17	4
Interest credited on unit-linked variable annuities	(8)	(2)		(17)	(4)
Interest expense on uncertain tax positions	—	—		—	—
Non-investment derivatives and other	(9)	(2)		(9)	(2)
Uncertain tax positions and other tax related items	—	(3)		—	(4)
Adjusted operating income	$505	$114	22.5%	$564	$141	25.0%
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income before income taxes	$254	$482	$194	$668
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	203	(104)	322	(332)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	9	(1)	17	(2)
Embedded derivatives:
Included in investment related gains/losses, net	68	1	87	(67)
Included in interest credited	(27)	(3)	(44)	(33)
DAC offset, net	7	(2)	(3)	10
Investment (income) loss on unit-linked variable annuities	8	(2)	17	(1)
Interest credited on unit-linked variable annuities	(8)	2	(17)	1
Interest expense on uncertain tax positions	—	3	—	6
Non-investment derivatives and other	(9)	(15)	(9)	(4)
Pre-tax adjusted operating income	$505	$361	$564	$246
- more -

Add Ten
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2022
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$209	$—		$(19)		$190
Financial Solutions:
Asset-Intensive	(11)	37	(1)	40	(2)	66
Capital Solutions	72	—		—		72
Total U.S. and Latin America	270	37		21		328
Canada Traditional	16	8		—		24
Canada Financial Solutions	4	—		—		4
Total Canada	20	8		—		28
EMEA Traditional	2	—		—		2
EMEA Financial Solutions	33	33		—		66
Total EMEA	35	33		—		68
Asia Pacific Traditional	58	—		—		58
Asia Pacific Financial Solutions	(66)	94		—		28
Total Asia Pacific	(8)	94		—		86
Corporate and Other	(63)	58		—		(5)
Consolidated	$254	$230		$21		$505
(1)Asset-Intensive is net of $27 DAC offset.
(2)Asset-Intensive is net of $(20) DAC offset.

(Unaudited)	Three Months Ended June 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$135	$—		$(1)		$134
Financial Solutions:
Asset-Intensive	163	(47)	(1)	10	(2)	126
Capital Solutions	23	—		—		23
Total U.S. and Latin America	321	(47)		9		283
Canada Traditional	32	2		—		34
Canada Financial Solutions	4	—		—		4
Total Canada	36	2		—		38
EMEA Traditional	(12)	—		—		(12)
EMEA Financial Solutions	83	—		—		83
Total EMEA	71	—		—		71
Asia Pacific Traditional	(12)	—		—		(12)
Asia Pacific Financial Solutions	31	(11)		—		20
Total Asia Pacific	19	(11)		—		8
Corporate and Other	35	(74)		—		(39)
Consolidated	$482	$(130)		$9		$361
(1)Asset-Intensive is net of $(13) DAC offset.
(2)Asset-Intensive is net of $11 DAC offset.

- more -

Add Eleven
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Six Months Ended June 30, 2022
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$43	$—		$(34)		$9
Financial Solutions:
Asset-Intensive	9	94	(1)	38	(2)	141
Capital Solutions	96	—		—		96
Total U.S. and Latin America	148	94		4		246
Canada Traditional	22	7		—		29
Canada Financial Solutions	17	—		—		17
Total Canada	39	7		—		46
EMEA Traditional	(4)	—		—		(4)
EMEA Financial Solutions	118	27		—		145
Total EMEA	114	27		—		141
Asia Pacific Traditional	109	—		—		109
Asia Pacific Financial Solutions	(122)	171		—		49
Total Asia Pacific	(13)	171		—		158
Corporate and Other	(94)	67		—		(27)
Consolidated	$194	$366		$4		$564
(1)Asset-Intensive is net of $36 DAC offset.
(2)Asset-Intensive is net of $(39) DAC offset.

(Unaudited)	Six Months Ended June 30, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(203)	$—		$(7)		$(210)
Financial Solutions:
Asset-Intensive	223	8	(1)	(56)	(2)	175
Capital Solutions	46	—		—		46
Total U.S. and Latin America	66	8		(63)		11
Canada Traditional	56	1		—		57
Canada Financial Solutions	10	—		—		10
Total Canada	66	1		—		67
EMEA Traditional	(80)	—		—		(80)
EMEA Financial Solutions	143	(18)		—		125
Total EMEA	63	(18)		—		45
Asia Pacific Traditional	29	—		—		29
Asia Pacific Financial Solutions	59	(20)		—		39
Total Asia Pacific	88	(20)		—		68
Corporate and Other	385	(330)		—		55
Consolidated	$668	$(359)		$(63)		$246
(1)Asset-Intensive is net of $(27) DAC offset.
(2)Asset-Intensive is net of $37 DAC offset.

- more -

Add Twelve
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Earnings per share from net income:
Basic earnings per share	$2.95	$5.06	$2.01	$7.11
Diluted earnings per share (1)	$2.92	$5.02	$2.00	$7.06

Diluted earnings per share from adjusted operating income (1)	$5.78	$4.00	$6.25	$2.78
Weighted average number of common and common equivalent shares outstanding	67,620	68,533	67,614	68,460
(1)     As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share

(Unaudited)	At June 30,
	2022	2021
Treasury shares	18,304	17,314
Common shares outstanding	67,007	67,997
Book value per share outstanding	$87.14	$197.72
Book value per share outstanding, before impact of AOCI	$140.26	$138.29

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At June 30,
	2022	2021
Book value per share outstanding	$87.14	$197.72
Less effect of AOCI:
Accumulated currency translation adjustments	(0.58)	(0.29)
Unrealized appreciation of securities	(51.78)	60.78
Pension and postretirement benefits	(0.76)	(1.06)
Book value per share outstanding, before impact of AOCI	$140.26	$138.29

- more -

Add Thirteen

Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended June 30, 2022:	Average Equity
Stockholders' average equity	$10,873
Less effect of AOCI:
Accumulated currency translation adjustments	(23)
Unrealized appreciation of securities	1,612
Pension and postretirement benefits	(58)
Stockholders' average equity, excluding AOCI	$9,342

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2022:	Income
Net income available to RGA shareholders	$269	2.5%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	147
Change in fair value of embedded derivatives	(2)
Deferred acquisition cost offset, net	20
Tax expense on uncertain tax positions	(125)
Net income attributable to noncontrolling interest	1
Adjusted operating income	$310	3.3%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Net premiums	$3,230	$3,098	$6,385	$6,012
Investment income, net of related expenses	754	759	1,564	1,571
Investment related gains (losses), net	(254)	112	(380)	414
Other revenue	157	168	248	259
Total revenues	3,887	4,137	7,817	8,256
Benefits and expenses:
Claims and other policy benefits	2,815	2,813	6,040	6,005
Interest credited	138	218	279	364
Policy acquisition costs and other insurance expenses	393	339	748	672
Other operating expenses	243	240	469	454
Interest expense	42	43	84	88
Collateral finance and securitization expense	2	2	3	5
Total benefits and expenses	3,633	3,655	7,623	7,588
Income before income taxes	254	482	194	668
Provision for income taxes	55	138	58	185
Net income	199	344	136	483
Net income attributable to noncontrolling interest	1	—	1	—
Net income available to RGA shareholders	$198	$344	$135	$483
# # #